Exhibit 10.23(a)
           Amendment to lease agreement for East Brunswick facility.

                                  HARARY GROUP
                                  275 ROUTE 18
                           EAST BRUNSWICK, N.J. 08816
                                 (908) 238-3311

                                                                    July 6, 1998

Fun Tyme of East Brunswick, Inc.
290 Wild Avenue
Staten Island, NY  10314

Attn:  Dan Catalfumo

Re:      Harary Group to Fun Tyme of East Brunswick, Inc.
         M[i]racle [sic] Mall, Route 18, East Brunswick

Dear Dan:

     As you know, the total square footage of the space leased by Fun Tyme of East Brunswick at the Miracle Mall is 16,900, rather than the 15,270 sq. ft. indicated in the Lease. Accordingly, the annual Basic Rent payable for the premises should be amended to provide as follows:

                                    ANNUAL RENT              MONTHLY INSTALLMENT
                                    -----------              -------------------
Lease Years 1 through 5             $202,800.00                  $16,900.00
Lease Years 6 through 10            $228,150.00                  $19,012.50
Lease Years 11 though 15            $256,711.00                  $21,392.50
Lease Years 16 through 20           $288,821.00                  $24,068.40

     The monthly rental payable during the first five years will be $14,991.25, after giving Fun Tyme its monthly rent credit of $1,908.75. To this amount should be added an estimated monthly CAM charge of $2,637., and a monthly tax change of $3,210.72, for a total monthly rental of $20,838.97.

     Based upon the these numbers, a balance of $5,568.97 is due from Fun Tyme for the first month's rent, after giving Fun Tyme credit for the $15,270 payment already made.

     In addition, Fun Tyme's proportionate Share of Operating Expenses pursuant to Section 3 of the Lease shall now be 18.32%, based on a shopping center consisting of 92,240 sq. ft. of space.

     After you review the above, please sign this letter and fax it back to me to confirm you agreement to [the] Lease amendments.

                                                        Sincerely,
                                                        /s/ Joseph Harary
                                                        Joseph Harary
Fun Tyme of East Brunswick, Inc.
By:   /s/ Daniel Catalfumo                                  Dated:  July__, 1998
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